[LOGO] Workstream(TM)
The business of people

                                                                Exhibit No. 99.1

               WORKSTREAM NAMED ONE OF CANADA'S 50 FASTEST GROWING
                        TECHNOLOGY COMPANIES BY DELOITTE

      Consulting firm Recognizes Company as a Technology Leader for Second
                                 Year in a Row


OTTAWA, ON. - AUGUST 31, 2004 - Workstream Inc.(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software and services, has been named to the prestigious 2004 Deloitte Canadian Technology Fast 50 list, a ranking of the fastest growing technology companies in Canada. The annual Technology Fast 50 program is based on the percentage of growth in fiscal year revenues over five years, from 1999-2003. The final 2004 Deloitte Canadian Technology Fast 50 rankings will be announced on September 29, 2004.

"Workstream is honored to be named to the Deloitte Canadian Technology Fast 50 list for the second year in a row", stated Michael Mullarkey, CEO and Chairman of Workstream. "Our loyal customers, our expanding product portfolio, as well as our dedicated employees all across North America are key factors to the overall success of Workstream."

To qualify for the Canadian Technology Fast 50, companies must have had operating revenues of at least $75,000 CDN in 1999 and $5 million CDN in 2003, must be in business a minimum of five years and headquartered in Canada.


ABOUT WORKSTREAM INC.
Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees, managers and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

ABOUT DELOITTE
Deloitte, Canada's leading professional services firm provides audit, tax, financial advisory services and consulting through more than 6,100 people in more than 47 offices. Deloitte & Touche LLP operates in Quebec as Samson Belair/Deloitte & Touche s.e.n.c.r.l. The firm is dedicated to helping its clients and its people excel. Deloitte is the only professional services firm to be named to the Globe and Mail's Report on Business Magazine annual ranking of Canada's top employers for two consecutive years: 35 Best Companies to Work for in Canada in 2001 and 50 Best Companies to Work for in Canada in 2002. "Deloitte" refers to Deloitte & Touche LLP and affiliated entities. Deloitte is the Canadian member firm of Deloitte Touche Tohmatsu. Deloitte Touche Tohmatsu is a Swiss Verein (association), and, as such, neither Deloitte Touche Tohmatsu nor any of its member firms has any liability for each other's acts or omissions. Each of the member firms is a separate and independent legal entity operating under the name "Deloitte," "Deloitte & Touche," "Deloitte Touche Tohmatsu" or other related names. The services described herein are provided by the Canadian member firm and not by the Deloitte Touche Tohmatsu Verein.


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.